Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-274520, 333-274756 on Form S-1, 333-233607, 333-236417, 333-246322, 333-246326, 333-264236, 333-269385, 333-271074, 333-272649, 333-276465 on Form S-3, and 333-226964 on Form S-8 of our report dated April 1, 2024, relating to the financial statements of Vaccinex, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Rochester, New York

April 1, 2024